AMENDED AND RESTATED
                       ARTICLES OF INCORPORATION OF
                   MERRY LAND & INVESTMENT COMPANY, INC.
                    -------------------------------------
                                  ARTICLE I

     The name of the corporation is "MERRY LAND & INVESTMENT COMPANY, INC."

                                 ARTICLE II

     The principal office of said corporation shall be in the City of Augusta, Richmond County, Georgia, but the corporation shall have the right to establish branch offices within or without this State whenever a majority of the Board of Directors may so determine.

                                 ARTICLE III

     The object of said corporation is pecuniary gain and profit to its stockholders.

                                 ARTICLE IV

     The general nature of the business to be transacted by the corporation is to acquire by purchase or lease, or otherwise, lands and interests in lands and to own, hold, improve, develop and manage any real estate and to erect or cause to be erected on any lands owned, held or occupied by the corporation, buildings or other structures with their appurtenances, and to rebuild, enlarge, alter or improve any buildings or other structures now or hereafter erected on any lands so owned, held or occupied, and to mortgage, sell, lease or otherwise dispose of any lands or interests in lands and in buildings or other structures, and any stores, shops, suites, rooms or parts of any buildings or other structures at any time owned or held by the corporation, and to buy, sell, hypothecate and deal in personal property of all kinds, whether tangible or intangible, and in general to perform such other businesses as may be approved by the Board of Directors and permitted under the laws of the State of Georgia.

                                  ARTICLE V

     The authorized capital stock of said corporation shall consist of:

          (a) 20,000,000 shares of preferred stock, without par value. The Board of Directors shall have the power to issue the preferred stock in one or more series, to designate the number of shares in each series, and to determine the preferences, limitations and relative rights of the preferred shares and of one or more series of preferred shares, all before the issuance of any shares of that series; and

          (b)  100,000,000 shares of common stock, without par value.

     No holders of any of the shares of stock of whatever class of this corporation shall be entitled, as such holder, to subscribe for or to have any preemptive rights with respect to any shares of any class of stock or other securities which the corporation may issue or sell, whether now or hereafter authorized.

                                 ARTICLE V-A
               Series A Cumulative Convertible Preferred Stock
     FIRST: Pursuant to authority expressly vested in the Board of Directors of the corporation by Article V of the Articles of Incorporation, as amended (the "Articles"), on June 22, 1993 the Board of Directors duly divided and classified 4,600,000 shares of the Preferred Stock of the corporation, without par value, into a class designated as Series A Cumulative Convertible Preferred Stock, and provided for the issuance of such Preferred Stock.

     SECOND: The terms of the Series A Cumulative Convertible Preferred Stock established by the Board of Directors, in addition to those set forth in Article V of the Articles of Incorporation are as follows:

     Section 1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Stock shall be designated as Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") and 4,600,000 shall be the number of shares of Preferred Stock constituting such series.

     Section 2. DEFINITIONS. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:

     "Act" shall have the meaning set forth in paragraph (g) of Section 5 hereof.

     "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred
     Stock.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Augusta, Georgia or New York, New York are not required to be open.

     "Call Date" shall have the meaning set forth in paragraph (c) of Section 5 hereof.

     "Common Stock" shall mean the common stock of the Corporation, without par value.

     "Constituent Person" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

     "Conversion Price" shall mean the conversion price per share of Common Stock for which the Series A Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 7. The initial conversion price shall be $18.65 (equivalent to a conversion rate of 1.34 shares of Common Stock for each share of Series A Preferred Stock).

     "Current Market Price" of publicly traded shares of common stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors.

     "Dividend Payment Date" shall mean the last calendar day of March, June, September and December, in each year, commencing on September 30, 1993; PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

     "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and
     October 1 of each year and ending on and including the day preceding the first day of the next succeeding
     Dividend Period (other than the initial Dividend
     Period, which shall commence on the Issue Date and end on and include September 30, 1993).

     "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

     "Issue Date" shall mean June 30, 1993.

     "Junior Stock" shall mean the Common Stock and any other class or series of shares of the Corporation over which the Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     "Non-Electing Share" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

     "Parity Stock" shall have the meaning set forth in paragraph (b) of Section 8 hereof.

     "Permitted Common Stock Cash Distributions" means cash dividends and distributions paid after December 31, 1992 not in excess of the Company's cumulative undistributed net earnings at December 31, 1992, plus the cumulative amount of funds from operations, as determined by the Board of Directors on a basis consistent with the financial reporting practices of the Corporation, after December 31, 1992, minus the cumulative amount of dividends accrued or paid on the Series A Preferred Stock or any other class of Preferred Stock after the date of this Amendment to the Articles.

     "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Press Release" shall have the meaning set forth in paragraph (b) of Section 5 hereof.

     "Securities" shall have the meaning set forth in paragraph (d)(iii) of Section 7 hereof.

     "Series A Preferred Stock" shall have the meaning set forth in Section 1 hereof.

      "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Stock or any class or series of stock ranking on a parity with the Series A Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National
     Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

     "Transaction" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

     "Transfer Agent" means First Union National Bank,
     Charlotte, North Carolina, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent for the Series A Preferred Stock.

     "Voting Preferred Stock" shall have the meaning set forth in Section 9 hereof.

          Section 3. DIVIDENDS. (a) The holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends payable in cash at the rate per annum of $1.75 per share of Series A Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (b) The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

     (c) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and accumulated and unpaid on such Parity Stock.

     (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series A Preferred Stock and any other Parity Stock of the Corporation shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Stock.

     Section 4. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Series A Preferred Stock shall be entitled to receive Twenty-five Dollars ($25.00) per share of Series A Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series A Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

     Section 5.  REDEMPTION AT THE OPTION OF THE CORPORATION.

     (a) The Series A Preferred Stock shall not be redeemable by the Corporation prior to June 30, 1998. On and after June 30, 1998, the Corporation, at its option, may redeem the shares of Series A Preferred Stock in whole or in part, as set forth herein, subject to the provisions described below.

     (b) The Series A Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation, at any time, only if for 20 Trading Days, within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Common Stock on each of such 20 Trading Days equals or exceeds the Conversion Price in effect on such Trading Day. In order to exercise its redemption option, the Corporation must issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the second Trading Day after the condition in the preceding sentence has, from time to time, been met. The Corporation may not issue a Press Release prior to May 31, 1998. The Press Release shall announce the redemption and set forth the number of shares of Series A Preferred Stock which the Corporation intends to redeem. The Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Corporation issues the Press Release.

     (c) Upon redemption of Series A Preferred Stock by the Corporation on the date specified in the notice to holders required under subparagraph (e) of this Section 5 (the "Call Date"), each share of Series A Preferred Stock so redeemed shall be converted into a number of shares of Common Stock equal to the liquidation preference (excluding any accrued and unpaid dividends) of the shares of Series A Preferred Stock being redeemed divided by the Conversion Price as of the opening of business on the Call Date.

          Upon any redemption of Series A Preferred Stock, the Corporation shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock called for redemption or on the shares of Common Stock issued upon such redemption.

     (d) If full cumulative dividends on the Series A Preferred Stock and any other class or series of Parity Stock of the Corporation have not been paid or declared and set apart for payment, the Series A Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire shares of Series A Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series A Preferred Stock.

     (e) If the Corporation shall redeem shares of Series A Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Corporation issues the Press Release to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in THE WALL STREET JOURNAL or THE NEW YORK TIMES, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series A Preferred Stock to be redeemed. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the number of shares of Common Stock to be issued with respect to each share of Series A Preferred Stock; (4) the place or places at which certificates for such shares are to be surrendered for certificates representing shares of Common Stock; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available a number of shares of Common Stock or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Stock of the Corporation shall cease (except the rights to receive the shares of Common Stock and cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide shares of Common Stock and cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, or in Charlotte, North Carolina and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, shares of Common Stock and any cash necessary for such redemption, in trust, with irrevocable instructions that such shares of Common Stock and cash be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. At the close of business on the Call Date, each holder of Series A Preferred Stock to be redeemed (unless the Company defaults in the delivery of the shares of Common Stock or cash payable on such Call Date) shall be deemed to be the record holder of the number of shares of Common Stock into which such Series A Preferred Stock is to be redeemed, regardless of whether such holder has surrendered the certificates representing the Series A Preferred Stock. No interest shall accrue for the benefit of the holders of Series A Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

          As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for certificates of shares of Common Stock and any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series A Preferred Stock are to redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares of Series A Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

     (f) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon redemption of the Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the redemption of a share of Series A Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

     (g) The Corporation covenants that any shares of Common Stock issued upon redemption of the Series A Preferred Stock shall be validly issued, fully paid and non-assessable. The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon redemption of the Series A Preferred Stock, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

          The Corporation shall endeavor to take any action necessary to ensure that any shares of Common Stock issued upon the redemption of Series A Preferred Stock are freely transferable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities or blue sky laws (other than any shares of Common Stock issued upon redemption of any Series A Preferred Stock which are held by an "affiliate" (as defined in Rule 144 under the Act) of the Corporation).

     Section 6.  SHARES TO BE RETIRED.

     All shares of Series A Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

     Section 7.  CONVERSION.

     Holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

     (a)  Subject to and upon compliance with the provisions of this
Section 7, a holder of shares of Series A Preferred Stock shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable shares of Common Stock obtained by dividing the aggregate liquidation preference (excluding any accrued and unpaid dividends) of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph
(b) of this Section 7 by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 7 paragraph (b); PROVIDED, HOWEVER, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the shares of Common Stock and any cash payable upon such redemption under Section 5 hereof.

     (b) In order to exercise the conversion right, the holder of each share of Series A Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series A Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

          Holders of shares of Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such shares of Series A Preferred Stock being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series A Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

          As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

     (c) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

     (d) The Conversion Price shall be adjusted from time to time as follows:

          (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

          (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board of Directors.

          (iii) If the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (excluding Permitted Common Stock Cash Distributions) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph
(ii) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board of Directors, whose determination shall be conclusive), of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause
(iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of Series A Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (iii); PROVIDED that on the date, if any, on which a person converting a share of Series A Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (iii) and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences.


          (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and PROVIDED, FURTHER, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

     (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all shares of Common Stock, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which subparagraph
(d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock that will contain provisions enabling the holders of the Series A Preferred Stock that remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

     (f)  If:

          (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than Permitted Common Stock Cash Distributions); or

          (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

          (iii) there shall be any reclassification of the Common Stock (other than an event to which subparagraph (d)(i) of this Section 7 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Company for all or substantially all of its outstanding shares of Common Stock or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series A Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this
Section 7.

     (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series A Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

     (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

     (i) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (j) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series A Preferred Stock, the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

     (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this paragraph (k), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          The Corporation covenants that any shares of Common Stock issued upon conversion of the Series A Preferred Stock shall be validly issued, fully paid and non-assessable.

          The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

          Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     (l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series A Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     Section 8. RANKING. Any class or series of stock of the Corporation shall be deemed to rank:

     (a) Prior to the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

     (b) On a parity with the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); and

     (c) Junior to the Series A Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series.

     Section 9. VOTING. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series A Preferred Stock, together with the holders of shares of every other series of Parity Stock (any such other series, the "Voting Preferred Stock"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Stock and the Voting Preferred Stock, the secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the secretary at the principal office of the corporation) shall, call a special meeting of the holders of the Series A Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series A Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series A Preferred Stock and the Voting Preferred Stock, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

     (a) Any amendment, alteration or repeal of any of the provisions of the Amendment to the Articles of Incorporation that materially adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Stock or the Voting Preferred Stock; PROVIDED, HOWEVER, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class ranking on a parity with the Series A Preferred Stock or the Voting Preferred Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Stock, and PROVIDED FURTHER, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series A Preferred Stock or another series of Voting Preferred Stock that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series A Preferred Stock and the Voting Preferred Stock which otherwise would be entitled to vote in accordance herewith; or

     (b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; PROVIDED, HOWEVER, that no such vote of the holders of Series A Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Series A Preferred Stock at the time outstanding.

          For purposes of the foregoing provisions of this Section 9, each share of Series A Preferred Stock shall have one (1) vote per share, except that when any other series of preferred stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Preferred Stock and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

     Section 10. RECORD HOLDERS. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

                                 ARTICLE V-B
               Series B Cumulative Convertible Preferred Stock
     FIRST: Pursuant to authority expressly vested in the Board of Directors of the corporation by Article V of the Articles of Incorporation, as amended (the "Articles"), the Board of Directors on June 22, 1993 duly divided and classified 4,600,000 shares of the Preferred Stock of the Corporation, without par value, into a class designated Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), and issued and sold such Series A Preferred Stock.

     SECOND: On October 31, 1994, the Board of Directors also duly divided and classified 4,000,000 shares of Preferred Stock of the corporation, without par value, into a class of Series B Cumulative Convertible Preferred Stock and provided for the issuance of such Series B Preferred Stock.

     THIRD: The terms of the Series B Cumulative Convertible Preferred Stock established by the Board of Directors, in addition to those set forth in Article V of the Articles of the corporation are as follows:

     Section 1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Stock shall be designated as Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") and 4,000,000 shall be the number of shares of Preferred Stock constituting such series.

     Section 2. DEFINITIONS. For purposes of the Series B Preferred Stock, the following terms shall have the meanings indicated:

     "Act" shall mean the Securities Act of 1933, as amended.

     "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred
     Stock.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     "Call Date" shall have the meaning set forth in paragraph (c) of Section 5 hereof.

     "Common Stock" shall mean the common stock of the Corporation, without par value, or such shares of capital stock into which such shares of Common Stock shall be reclassified.

     "Constituent Person" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

     "Conversion Price" shall mean the conversion price per share of Common Stock for which the Series B Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 7. The initial conversion price shall be $21.04 (equivalent to a conversion rate of 1.188 shares of Common Stock for each share of Series B Preferred Stock).

     "Current Market Price" of publicly traded shares of common stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors or if the shares of any class of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Directors of the Corporation.

     "Dividend Payment Date" shall mean the last calendar day of March, June, September and December, in each year, commencing on December 31, 1994; PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

     "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and
     October 1 of each year and ending on and including the day preceding the first day of the next succeeding
     Dividend Period (other than the initial Dividend
     Period, which shall commence on the Issue Date and end on and include December 31, 1994).

     "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

     "Issue Date" shall mean November 1, 1994.

     "Junior Stock" shall mean the Common Stock and any other class or series of shares of the Corporation over which the Series A Preferred Stock and the Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     "Non-Electing Share" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

     "Parity Stock" shall have the meaning set forth in paragraph (b) of Section 8 hereof.

     "Permitted Common Stock Cash Distributions" means cash dividends and distributions paid after December 31, 1993 not in excess of the Company's cumulative undistributed net earnings at December 31, 1993, plus the cumulative amount of funds from operations, as determined by the Board of Directors on a basis consistent with the financial reporting practices of the Corporation, after December 31, 1993, minus the cumulative amount of dividends accrued or paid on the Series A Preferred Stock, the Series B Preferred Stock or any other class of Parity Stock after the date of this Amendment to the Articles.

     "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Press Release" shall have the meaning set forth in paragraph (b) of Section 5 hereof.

     "Securities" shall have the meaning set forth in paragraph (d)(iii) of Section 7 hereof.

     "Series A Preferred Stock" shall mean the $1.75 Series
     A Cumulative Convertible Preferred Stock, liquidation preference $25.00 per share, authorized on June 22, 1993 which is, from time to time, outstanding.

     "Series B Preferred Stock" shall have the meaning set forth in Section 1 hereof.

      "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National
     Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

     "Transaction" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

     "Transfer Agent" means First Union National Bank, Charlotte, North Carolina, or such other U.S. bank with aggregate capital, surplus and undivided profits, as shown on its last published report, of at least $50,000,000 as may be designated by the Board of Directors or their designee as the transfer agent for the Series B Preferred Stock.

     "Voting Preferred Stock" shall have the meaning set forth in Section 9 hereof.

          Section 3. DIVIDENDS. (a) The holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends payable in cash at the rate per annum of $2.205 per share of Series B Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears, on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of shares of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, which shall be not more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Directors, which record dates shall coincide with the record dates for the regular quarterly dividends, if any, payable on Common Stock. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.

     (b) The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

     (c) So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment by the Company or other distribution of cash or other property declared or made directly or indirectly by the Company or any affiliate or any person acting on behalf of the Company or any of its affiliates with respect to any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such Parity Stock.

     (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of Junior Stock), shall be declared or paid or set apart for payment by the Company or other distribution of cash or other property declared or made directly or indirectly by the Company or any affiliate or any person acting on behalf of the Company or any of its affiliates with respect to Junior Stock, nor shall Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) directly or indirectly by the Company or any affiliate or any person acting on behalf of the Company or any of its affiliates (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of Junior Stock in respect thereof, directly or indirectly, by the Company or any affiliate or any person acting on behalf of the Company or any of its affiliates unless in each case (i) the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and any other Parity Stock of the Corporation shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to such Parity Stock.

     Section 4. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Series B Preferred Stock shall be entitled to receive Twenty-five Dollars ($25.00) per share of Series B Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     (b) Subject to the rights of the holders of shares of any Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series B Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock and any Parity Stock shall not be entitled to share therein.

     Section 5.  REDEMPTION AT THE OPTION OF THE CORPORATION.

     (a) The Series B Preferred Stock shall not be redeemable by the Corporation prior to October 31, 1999. On and after October 31, 1999, the Corporation, at its option, may redeem the shares of Series B Preferred Stock in whole or in part, as set forth herein, subject to the provisions described below.

     (b) The Series B Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation, at any time, only if for 20 Trading Days, within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Common Stock on each of such 20 Trading Days equals or exceeds the Conversion Price in effect on such Trading Day. In order to exercise its redemption option, the Corporation must issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the second Trading Day after the condition in the preceding sentence has, from time to time, been met. The Corporation may not issue a Press Release prior to October 1, 1999. The Press Release shall announce the redemption and set forth the number of shares of Series B Preferred Stock which the Corporation intends to redeem.

     (c) Upon redemption of Series B Preferred Stock by the Corporation on the date specified in the notice to holders required under subparagraph (e) of this Section 5 (the "Call Date"), each share of Series B Preferred Stock so redeemed shall be converted into a number of shares of Common Stock equal to the liquidation preference (excluding any accrued and unpaid dividends) of the shares of Series B Preferred Stock being redeemed divided by the Conversion Price as in effect as of the opening of business on the Call Date. The Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Corporation issues the Press Release.

          Upon any redemption of Series B Preferred Stock, the Corporation shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series B Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series B Preferred Stock called for redemption or on the shares of Common Stock issued upon such redemption.

     (d) If full cumulative dividends on the Series B Preferred Stock and any other class or series of Parity Stock of the Corporation have not been paid or declared and set apart for payment, the Series B Preferred Stock may not be redeemed in part and the Corporation or any subsidiary may not purchase or acquire shares of Series B Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred Stock.

     (e) If the Corporation shall redeem shares of Series B Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Corporation issues the Press Release to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in THE WALL STREET JOURNAL or THE NEW YORK TIMES, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series B Preferred Stock to be redeemed. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the number of shares of Common Stock to be issued with respect to each share of Series B Preferred Stock; (4) the place or places at which certificates for such shares are to be surrendered for certificates representing shares of Common Stock; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to issue and make available a number of shares of Common Stock or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series B Preferred Stock of the Corporation shall cease (except the rights to receive the shares of Common Stock and cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide shares of Common Stock and cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, The City of New York, or in Charlotte, North Carolina and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, shares of Common Stock and such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such shares of Common Stock and cash be applied to the redemption of the shares of Series B Preferred Stock so called for redemption. At the close of business on the Call Date, each holder of Series B Preferred Stock to be redeemed (unless the Company defaults in the delivery of the shares of Common Stock or cash payable on such Call Date) shall be deemed to be the record holder of the number of shares of Common Stock into which such Series B Preferred Stock is to be redeemed, regardless of whether such holder has surrendered the certificates representing the Series B Preferred Stock. No interest shall accrue for the benefit of the holders of Series B Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

          As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for certificates of shares of Common Stock and any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series B Preferred Stock are to redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series B Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be). If fewer than all the shares of Series B Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holders thereof.

     (f) Fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon redemption of the Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the redemption of a share of Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

     (g) The Corporation covenants that any shares of Common Stock issued upon redemption of the Series B Preferred Stock shall be validly issued, fully paid and non-assessable. The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon redemption of the Series B Preferred Stock, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

          The Corporation shall endeavor to take any action necessary to ensure that any shares of Common Stock issued upon the redemption of Series B Preferred Stock are transferable and not subject to any resale restrictions under the Act, or any applicable state securities or blue sky laws except the provisions of Rule 144 under the Act.

     Section 6.  SHARES TO BE RETIRED.

     All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

     Section 7.  CONVERSION.

     Shares of Series B Preferred Stock shall not be convertible prior to April 30, 1995. On or after such date holders of shares of Series B Preferred Stock shall have the right to convert all or a portion of such shares into authorized but unissued shares of Common Stock, as follows:

     (a)  Subject to and upon compliance with the provisions of this
Section 7, a holder of shares of Series B Preferred Stock shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable shares of Common Stock obtained by dividing the aggregate liquidation preference (excluding any accrued and unpaid dividends) of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph
(b) of this Section 7) by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 7 paragraph (b); PROVIDED, HOWEVER, that the right to convert shares of Series B Preferred Stock called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the shares of Common Stock and any cash payable upon such redemption under Section 5 hereof.

     (b) In order to exercise the conversion right, the holder of each share of Series B Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series B Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

          Holders of shares of Series B Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

          As promptly as practicable after the surrender of certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date.

     (c) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

     (d) The Conversion Price shall be adjusted from time to time as follows:

          (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series B Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

          (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date described below in this subparagraph 7(d)(ii)) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

          (iii) If the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (excluding Permitted Common Stock Cash Distributions) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph
(ii) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board resolution), of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of Series B Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (iii); PROVIDED that on the date, if any, on which a person converting a share of Series B Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (iii) and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences.

          (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and PROVIDED, FURTHER, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

     (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or a substantial portion of its shares of Common Stock, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which subparagraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series B Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Stock that will contain provisions enabling the holders of the Series B Preferred Stock that remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

     (f)  If:

          (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than Permitted Common Stock Cash Distributions); or

          (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

          (iii) there shall be any reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Company for all or a substantial portion of its outstanding shares of Common Stock (or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor) or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series B Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the record date for the payment of such dividend, distribution or rights or warrants, or, if a record date is not established, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up or (C) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

     (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series B Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

     (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

     (i) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (j) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series B Preferred Stock, the Conversion Price for the Series B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

     (k) The Corporation will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, solely for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted into shares of Common Stock. For purposes of this paragraph (k), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          The Corporation covenants that any shares of Common Stock issued upon conversion of the Series B Preferred Stock shall be validly issued, fully paid and non-assessable.

          The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series B Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

          Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority and to take action necessary to insure that any shares of Common Stock issued upon conversion of the Series B Preferred Stock are transferable under the provisions of Rule 144A, Regulation S and Rule 144 of the Act and any applicable state securities or blue sky laws.

     (l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series B Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series B Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     Section 8. RANKING. Any class or series of stock of the Corporation shall be deemed to rank:

     (a) Prior to the Series B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock;

     (b) On a parity with the Series B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of such class of stock or series and the Series B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); the Series A Preferred Stock shall be Parity Stock with respect to the Series B Preferred Stock; and

     (c) Junior to the Series B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series.

     Section 9. VOTING. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Stock) and the holders of shares of Series B Preferred Stock, together with the holders of shares of every other series of Parity Stock (any such other series, the "Voting Preferred Stock"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series B Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series B Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series B Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series B Preferred Stock and the Voting Preferred Stock, the secretary of the Corporation may, and upon the written request of any holder of Series B Preferred Stock (addressed to the secretary at the principal office of the corporation) shall, call a special meeting of the holders of the Series B Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series B Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series B Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series B Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series B Preferred Stock and the Voting Preferred Stock, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

     (a) Any amendment, alteration or repeal of any of the provisions of the Amendment to the Articles of Incorporation, the Articles of Incorporation or the By-Laws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Stock or the Voting Preferred Stock; PROVIDED, HOWEVER, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class ranking on a parity with the Series B Preferred Stock or the Voting Preferred Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series B Preferred Stock, and PROVIDED FURTHER, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series B Preferred Stock or another series of Voting Preferred Stock that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series B Preferred Stock and the Voting Preferred Stock which otherwise would be entitled to vote in accordance herewith; or

     (b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; PROVIDED, HOWEVER, that no such vote of the holders of Series B Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Series B Preferred Stock at the time outstanding.

          For purposes of the foregoing provisions of this Section 9, each share of Series B Preferred Stock shall have one (1) vote per share, except that when any other series of preferred stock shall have the right to vote with the Series B Preferred Stock as a single class on any matter, then the Series B Preferred Stock and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

     Section 10. RECORD HOLDERS. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

                                 ARTICLE V-C
               SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the corporation by Article Five of the Articles of Incorporation, as amended (the "Articles"), the Board of Directors on June 22, 1993, duly divided and classified 4,600,000 shares of the Preferred Stock of the corporation, without par value, into a class designated Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), and provided for the issuance of such Series A Preferred Stock.

     SECOND: On October 31, 1994, the Board of Directors duly divided and classified 4,000,000 shares of Preferred Stock of the corporation, without par value, into a class of Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), and provided for the issuance of such Series B Stock.

     THIRD: On March 7, 1995, the Board of Directors duly divided and classified 4,600,000 shares of the Preferred Stock of the corporation, without par value, into a class of Series C Cumulative Convertible Preferred Stock and provided for the issuance of such Series C Preferred Stock.

     FOURTH: The terms of the Series C Cumulative Convertible Preferred Stock established by the Board of Directors, in addition to those set forth in Article V of the Articles of Incorporation are as follows:

     Section 1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Stock shall be designated as Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") and 4,600,000 shall be the number of shares of Preferred Stock constituting such series.

     Section 2. DEFINITIONS. For purposes of the Series C Preferred Stock, the following terms shall have the meanings indicated:

     "Act" shall have the meaning set forth in paragraph (g) of Section 5 hereof.

     "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series C Preferred
     Stock.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Augusta, Georgia or New York, New York are not required to be open.

     "Call Date" shall have the meaning set forth in paragraph (c) of Section 5 hereof.

     "Common Stock" shall mean the common stock of the Corporation, without par value.

     "Constituent Person" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

     "Conversion Price" shall mean the conversion price per share of Common Stock for which the Series C Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 7. The initial conversion price shall be $22.00 (equivalent to a conversion rate of 1.136 shares of Common Stock for each share of Series C Preferred Stock).

     "Current Market Price" of publicly traded shares of common stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors.

     "Dividend Payment Date" shall mean the last calendar day of March, June, September and December, in each year, commencing on June 30, 1995; PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend
     Payment Date.

     "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and
     October 1 of each year and ending on and including the day preceding the first day of the next succeeding
     Dividend Period (other than the initial Dividend
     Period, which shall commence on the Issue Date and end on and include June 30, 1995).

     "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

     "Issue Date" shall mean March 15, 1995.

     "Junior Stock" shall mean the Common Stock and any other class or series of shares of the Corporation over which the Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     "Non-Electing Share" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

     "Parity Stock" shall have the meaning set forth in paragraph (b) of Section 8 hereof.

     "Permitted Common Stock Cash Distributions" means cash dividends and distributions paid after December 31, 1994, not in excess of the Company's cumulative undistributed net earnings at December 31, 1994, plus the cumulative amount of funds from operations, as determined by the Board of Directors on a basis consistent with the financial reporting practices of the Corporation, after December 31, 1994, minus the cumulative amount of dividends accrued or paid on the Series C Preferred Stock or any other class of Preferred Stock after January 1, 1995.

     "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Press Release" shall have the meaning set forth in paragraph (b) of Section 5 hereof.

     "Securities" shall have the meaning set forth in paragraph (d)(iii) of Section 7 hereof.

     "Series A Preferred Stock" shall mean the $1.75 Series
     A Cumulative Convertible Preferred Stock, liquidation preference $25.00 per share, authorized on June 22, 1993, which is, from time to time, outstanding.

     "Series B Preferred Stock" shall mean the $2.205 Series
     B Cumulative Convertible Preferred Stock, liquidation preference $25.00 per share, authorized on October 31, 1994, which is, from time to time, outstanding.

     "Series C Preferred Stock" shall have the meaning set forth in Section 1 hereof.

      "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Stock or any class or series of stock ranking on a parity with the Series C Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series C Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National
     Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

     "Transaction" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

     "Transfer Agent" means First Union National Bank,
     Charlotte, North Carolina, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent for the Series C Preferred Stock.

     "Voting Preferred Stock" shall have the meaning set forth in Section 9 hereof.

          Section 3. DIVIDENDS. (a) The holders of shares of the Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for that purpose, dividends payable in cash in an amount per share of Series C Preferred
Stock equal to the greater of (i) $.5375 per quarter (equivalent to $2.15 per annum) or (ii) the cash dividend on the number of shares of Common Stock, or portion thereof, into which a share of Series C Preferred Stock is convertible. The amount referred to in (ii) of the immediately preceding sentence shall be determined as of each Dividend Payment Date by multiplying the number of shares of Common Stock, or portion thereof, calculated to the fourth decimal place, into which a share of Series C Preferred Stock is convertible at the opening of business on such Dividend Payment Date by the quarterly cash dividend payable in respect of a share of Common Stock on such Dividend Payment Date. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on June 30, 1995. Each such dividend shall be payable in arrears to the holders of record of shares of the Series C Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Directors which record dates and Dividend Payment Dates shall coincide with the record dates and Dividend Payment Dates for the quarterly dividends, if any, payable on Common Stock. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (b) The amount of dividends payable for each full Dividend Period for the Series C Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Series C Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series C Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

     (c) So long as any shares of the Series C Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series C Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C Preferred Stock and accumulated and unpaid on such Parity Stock.


     (d) So long as any shares of the Series C Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series C Preferred Stock and any other Parity Stock of the Corporation shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series C Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock and the current dividend period with respect to such Parity Stock.

     Section 4. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Series C Preferred Stock shall be entitled to receive Twenty-five Dollars ($25.00) per share of Series C Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series C Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Series C Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series C Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series C Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock shall not be entitled to share therein.

     Section 5.     REDEMPTION AT THE OPTION OF THE CORPORATION.

     (a) The Series C Preferred Stock shall not be redeemable by the Corporation prior to March 31, 2000. On and after March 31, 2000, the Corporation, at its option, may redeem the shares of Series C Preferred Stock in whole or in part, as set forth herein, subject to the provisions described below.

     (b) The Series C Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation, at any time, only if for 20 Trading Days, within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Common Stock on each of such 20 Trading Days equals or exceeds the Conversion Price in effect on such Trading Day. In order to exercise its redemption option, the Corporation must issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the second Trading Day after the condition in the preceding sentence has, from time to time, been met. The Corporation may not issue a Press Release prior to February 28, 2000. The Press Release shall announce the redemption and set forth the number of shares of Series C Preferred Stock which the Corporation intends to redeem. The Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Corporation issues the Press Release.

     (c) Upon redemption of Series C Preferred Stock by the Corporation on the date specified in the notice to holders required under subparagraph (e) of this Section 5 (the "Call Date"), each share of Series C Preferred Stock so redeemed shall be converted into a number of shares of Common Stock equal to the liquidation preference (excluding any accrued and unpaid dividends) of the shares of Series C Preferred Stock being redeemed divided by the Conversion Price as of the opening of business on the Call Date.

     Upon any redemption of Series C Preferred Stock, the Corporation shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series C Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series C Preferred Stock called for redemption or on the shares of Common Stock issued upon such redemption.

     (d) If full cumulative dividends on the Series C Preferred Stock and any other class or series of Parity Stock of the Corporation have not been paid or declared and set apart for payment, the Series C Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire shares of Series C Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series C Preferred Stock.

     (e) If the Corporation shall redeem shares of Series C Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Corporation issues the Press Release to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in THE WALL STREET JOURNAL or THE NEW YORK TIMES, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series C Preferred Stock to be redeemed. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the number of shares of Common Stock to be issued with respect to each share of Series C Preferred Stock; (4) the place or places at which certificates for such shares are to be surrendered for certificates representing shares of Common Stock; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available a number of shares of Common Stock or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of the Series C Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series C Preferred Stock of the Corporation shall cease (except the rights to receive the shares of Common Stock and cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide shares of Common Stock and cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, or in Charlotte, North Carolina and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, shares of Common Stock and any cash necessary for such redemption, in trust, with irrevocable instructions that such shares of Common Stock and cash be applied to the redemption of the shares of Series C Preferred Stock so called for redemption. At the close of business on the Call Date, each holder of Series C Preferred Stock to be redeemed (unless the Company defaults in the delivery of the shares of Common Stock or cash payable on such Call Date) shall be deemed to be the record holder of the number of shares of Common Stock into which such Series C Preferred Stock is to be redeemed, regardless of whether such holder has surrendered the certificates representing the Series C Preferred Stock. No interest shall accrue for the benefit of the holders of Series C Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

     As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for certificates of shares of Common Stock and any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series C Preferred Stock are to redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series C Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares of Series C Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

     (f) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon redemption of the Series C Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the redemption of a share of Series C Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.

     (g) The Corporation covenants that any shares of Common Stock issued upon redemption of the Series C Preferred Stock shall be validly issued, fully paid and non-assessable. The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon redemption of the Series C Preferred Stock, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

          The Corporation shall endeavor to take any action necessary to ensure that any shares of Common Stock issued upon the redemption of Series C Preferred Stock are freely transferable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities or blue sky laws (other than any shares of Common Stock issued upon redemption of any Series C Preferred Stock which are held by an "affiliate" (as defined in Rule 144 under the Act) of the Corporation).

     Section 6.     SHARES TO BE RETIRED.

     All shares of Series C Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series. The Corporation may also retire any unissued shares of Series C Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

     Section 7.     CONVERSION.

     Holders of shares of Series C Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

     (a)  Subject to and upon compliance with the provisions of this
Section 7, a holder of shares of Series C Preferred Stock shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable shares of Common Stock obtained by dividing the aggregate liquidation preference (excluding any accrued and unpaid dividends) of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph
(b) of this Section 7) by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 7 paragraph (b); PROVIDED, HOWEVER, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the shares of Common Stock and any cash payable upon such redemption under Section 5 hereof.

     (b) In order to exercise the conversion right, the holder of each share of Series C Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series C Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series C Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

     Holders of shares of Series C Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, shares of Series C Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such shares of Series C Preferred Stock being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series C Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series C Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series C Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     As promptly as practicable after the surrender of certificates for shares of Series C Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series C Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

     (c) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series C Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.


     (d) The Conversion Price shall be adjusted from time to time as follows:

          (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series C Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

          (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board of Directors.

          (iii) If the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (excluding Permitted Common Stock Cash Distributions and cash dividends which result in a payment of an equal cash dividend to the holders of the Series C Preferred Stock pursuant to subparagraph (ii) of Section 3(a) hereof) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board of Directors, whose determination shall be conclusive), of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of Series C Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (iii); PROVIDED that on the date, if any, on which a person converting a share of Series C Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (iii) and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences.

          (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and PROVIDED, FURTHER, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

     (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all shares of Common Stock, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which subparagraph
(d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series C Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series C Preferred Stock that will contain provisions enabling the holders of the Series C Preferred Stock that remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

     (f)  If:

          (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than Permitted Common Stock Cash Distributions); or

          (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

          (iii) there shall be any reclassification of the Common Stock (other than an event to which subparagraph (d)(i) of this Section 7 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Company for all or substantially all of its outstanding shares of Common Stock or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series C Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this
Section 7.

     (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series C Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

     (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

     (i) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (j) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series C Preferred Stock, the Conversion Price for the Series C Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

     (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversion of the Series C Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series C Preferred Stock not theretofore converted. For purposes of this paragraph (k), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series C Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Corporation covenants that any shares of Common Stock issued upon conversion of the Series C Preferred Stock shall be validly issued, fully paid and non-assessable.

     The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series C Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.


     Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series C Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     (l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series C Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series C Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     Section 8. RANKING. Any class or series of stock of the Corporation shall be deemed to rank:

     (a) prior to the Series C Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Stock;

     (b) on a parity with the Series C Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series C Preferred Stock, if the holders of such class of stock or series and the Series C Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); the Series A Preferred Stock and the Series B Preferred Stock shall be Parity Stock with respect to the Series C Preferred Stock; and

     (c) junior to the Series C Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series.

     Section 9. VOTING. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Stock) and the holders of shares of Series C Preferred Stock, together with the holders of shares of every other series of Parity Stock (any such other series, the "Voting Preferred Stock"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series C Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series C Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series C Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series C Preferred Stock and the Voting Preferred Stock, the secretary of the Corporation may, and upon the written request of any holder of Series C Preferred Stock (addressed to the secretary at the principal office of the corporation) shall, call a special meeting of the holders of the Series C Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series C Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series C Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series C Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

     So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series C Preferred Stock and the Voting Preferred Stock, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

     (a) Any amendment, alteration or repeal of any of the provisions of the Amendment to the Articles of Incorporation that materially adversely affects the voting powers, rights or preferences of the holders of the Series C Preferred Stock or the Voting Preferred Stock; PROVIDED, HOWEVER, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class ranking on a parity with the Series C Preferred Stock or the Voting Preferred Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series C Preferred Stock, and PROVIDED FURTHER, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series C Preferred Stock or another series of Voting Preferred Stock that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series C Preferred Stock and the Voting Preferred Stock which otherwise would be entitled to vote in accordance herewith; or

     (b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series C Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; PROVIDED, HOWEVER, that no such vote of the holders of Series C Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Series C Preferred Stock at the time outstanding.

     For purposes of the foregoing provisions of this Section 9, each share of Series C Preferred Stock shall have one (1) vote per share, except that when any other series of preferred stock shall have the right to vote with the Series C Preferred Stock as a single class on any matter, then the Series A Preferred Stock and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Series C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

     Section 10. RECORD HOLDERS. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

                                 ARTICLE VI

     The corporation shall have the power to enter into or become a partner in any arrangement for sharing profits, by joint venture or otherwise, with any person, firm, or corporation now or hereafter carrying on any business which said corporation has the direct or incidental authority to pursue, whenever in the judgment of the Board of Directors such action shall be for the benefit of the corporation.

                                 ARTICLE VII

     The corporation shall have the power to enter into guaranties or endorsements, and otherwise to act as surety whenever in the judgment of the Board of Directors such action shall be for the benefit of the corporation.

                                ARTICLE VIII

                                  RESERVED

                                 ARTICLE IX

     The name and post office address of each of the applicants for the corporation's original charter were as follows:

          Kenneth H. Merry              1150 Glenn Avenue
                                        Augusta, Georgia

          Dorrah L. Nowell, Jr.         3136 Ramsgate Road
                                        Augusta, Georgia

          Harry C. Robinson             2911 Bransford Road
                                        Augusta, Georgia

                                  ARTICLE X

     The corporation shall have all the powers, rights, and privileges conferred upon corporations of like character by the present or any future laws of the State of Georgia, in addition to the specific powers herein enumerated.

                                 ARTICLE XI

     (a) No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director, provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted by the Georgia Business Corporation Code or any successor law.


     (b) Any repeal or modification of Article XI by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


     IN WITNESS WHEREOF, MERRY LAND & INVESTMENT COMPANY, INC. has caused these Amended and Restated Articles of Incorporation to be executed, its corporate seal affixed and the foregoing to be attested, all by duly authorized officers on the ________ day of October, 1995.


                           MERRY LAND & INVESTMENT COMPANY,
                           INC.



[Corporate Seal]           By:
                           --------------------------------
                           As Its:


                           ATTEST:
                           --------------------------------
                           As Its Secretary

                            CERTIFICATE REGARDING
                            AMENDED AND RESTATED
                        ARTICLES OF INCORPORATION OF
                    MERRY LAND & INVESTMENT COMPANY, INC.
                    -------------------------------------

   The undersigned, W. Hale Barrett, the Secretary of MERRY LAND &
INVESTMENT COMPANY, INC. (the "Corporation"), a Georgia corporation, does hereby certify pursuant to Section 14-2-1007(d) of the Official Code of Georgia Annotated (the "Code") the following:

   (1)  The Amended and Restated Articles of Incorporation of the
Corporation do not contain any amendments to the Articles of Incorporation of the Corporation which would require shareholder approval.

   (2)  The name of the Corporation is MERRY LAND & INVESTMENT COMPANY,
INC.

   (3)  The text of each amendment adopted is as follows:

        A. Article I was amended to delete references to the period of the Corporation's existence and to delete reference to the "petitioners", who initially petitioned the Superior Court of Richmond County, Georgia for incorporation. The text of the amended Article I appears above.

        B. Articles II, VI, and X, the texts of which appear above, are amended to delete references to the petitioners.

        C. Pursuant to authority expressly vested in the Board of Directors by Article V of the Articles of Incorporation, Article V-A was amended to delete Section 10 thereof (which prohibited the ownership of more than 10% of the outstanding Series A Preferred Stock by one Person) and to renumber Section 11 as
   Section 10.

        D. Article VIII, which referred to the petitioners' presentation of a name registration certificate, was deleted as unnecessary.

        E. Various amendments inserted article numbers and/or headings for each Article and made conforming changes to the tense or syntax of various sentences consistent with the foregoing. The text of each such amendment appears above.

   (4) The amendments were duly approved by the Board of Directors without shareholder approval in accordance with the provisions of Section 14-2-1002 and 14-2-1007 of the Code. The effective date of each amendment's adoption is October 16, 1995.

   IN WITNESS WHEREOF, the undersigned does hereby set his hand and seal this _______ day of October, 1995.



                                 ___________________________(SEAL)
                                 W. HALE BARRETT - Secretary